Exhibit 99.2



                      NOTICE OF SPECIAL MEETING OF MEMBERS

                             HARBOR FINANCIAL M.H.C.
                              100 S. Second Street
                           Fort Pierce, Florida 34950
                                 (561) 461-2414

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                        To Be Held on February____, 1998

         NOTICE IS HEREBY GIVEN that a special meeting ("Special Meeting") of the members of Harbor Financial M.H.C. (the "Mutual Holding Company") will be held at _________________________ located at ________________________ Fort
Pierce, Florida on February____, 1998 at ________, Florida time, to consider and vote upon:

          1. The approval of the Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between the Mutual Holding Company, Harbor Florida Bancorp, Inc. ("Bancorp"), Harbor Florida Bancshares, Inc. ("Bancshares") and Harbor Federal Savings Bank (the "Bank") (the "Plan" or "Plan of Conversion");

          2. The approval of the adjournment of the Special Meeting, if necessary, to permit solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Plan; and

          3.   Such other  business  as may  properly  come  before the  Special
               Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

         The Board of Directors has fixed December 31, 1997 as the voting record date for the determination of members entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. Only those members of the Mutual Holding Company of record as of the close of business on that date will be entitled to vote at the Special Meeting or at any such adjournment.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ ___________________________________
                                           Michael J. Brown, Sr.
                                           President and Chief Executive Officer

Fort Pierce, Florida
January____,1998

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         THE BOARD OF  DIRECTORS  RECOMMENDS  THAT YOU  SIGN,  DATE AND MARK THE
ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN AND THE ADJOURNMENT OF THE SPECIAL MEETING AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE. PROXY CARDS MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING. RETURNING PROXY CARDS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

         YOUR VOTE IS IMPORTANT. NOT VOTING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN. VOTING ON THE PLAN DOES NOT REQUIRE YOU TO PURCHASE STOCK IN THE OFFERINGS.

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                             HARBOR FINANCIAL M.H.C.

                               ------------------

                                 PROXY STATEMENT
                               ------------------


                           SPECIAL MEETING OF MEMBERS
                        To Be Held On February_____, 1998


                                  INTRODUCTION

         This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Harbor Financial M.H.C. (the "Mutual Holding Company") of proxies to be voted at the Special Meeting of Members of the Mutual Holding Company (the "Special Meeting") to be held on February __, 1998 at ___________________________ located at ___________________________ Fort
Pierce, Florida at ____, Florida time, and at any adjournments thereof. This Special Meeting is being held for the purpose of considering and voting upon a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization ("Plan" or the "Plan of Conversion") between the Mutual Holding Company and Harbor Florida Bancorp Inc. ("Bancorp"), Harbor Florida Bancshares, Inc. ("Bancshares") and Harbor Federal Savings Bank (the "Bank") pursuant to which Bancorp shall adopt a Federal stock charter and then convert into an interim federal stock savings bank ("Bank 2") and then be merged into the Bank with the Bank as a survivor. The Mutual Holding Company shall then convert into an interim Federal stock savings bank ("Bank 1") and be merged into the Bank with the Bank being the survivor. Bancshares shall be created as a subsidiary of the Bank and Bancshares shall form an interim Federal savings bank ("Interim"). Interim shall merge with and into the Bank, resulting in a new structure in which Bancshares owns 100% of the Bank. As a result of each of the merger of the Mutual Holding Company and Bancorp with and into the Bank all shares of Bancorp Common Stock except those held by the Mutual Holding Company (the "Public Bancorp Shares") will be deemed to be Exchange Shares pursuant to the Exchange Ratio, as defined in the Prospectus, which will result in the holders of such shares receiving in the aggregate approximately the same percentage of Bancshares Common Stock to be outstanding upon the completion of the conversion as the percentage of Public Bancorp Shares owned by them in the aggregate immediately prior to the consummation of the conversion. Additionally Bancshares will offer by means of a Prospectus shares of its Common Stock to the public. The offer and sale of the Common Stock and the conversion of the Mutual Holding Company are referred to herein as the "Conversion".

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

         Voting in favor of the Plan of Conversion will not obligate any person to purchase Common Stock. Common Stock is being offered only by the Prospectus, which is included herewith.


                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Depositors of the Bank are members of the Mutual Holding Company under its current Charter (the "Members"). All of the Members as of the close of business on December 31, 1997 (the "Voting Record Date") who continue to be Members on the date of the Special Meeting or any adjournment thereof will be entitled to vote on the Plan of Conversion. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies. See "Adjournment of Meeting."

         At the Special Meeting, each depositor Member will be entitled to cast one vote for every $100.00, or fraction thereof, of the total withdrawal value of all of his accounts in the Bank as of the Voting Record Date up to a maximum of 1,000 votes. Additionally, each borrower member of the Mutual Holding Company as of both January 6, 1994, and the Voting Record Date, who continues to be a borrower as of the date of the Special Meeting will be entitled to cast one vote as a borrower member, in addition to any votes he or she may be entitled to cast as a depositor. As of the Voting Record Date, the Bank had approximately _________ deposit accounts, the holders of which are entitled to cast a total of approximately ___________ votes at the Special Meeting.

         Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Conversion is conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the Members as of the close of business on the Voting Record Date at the Special Meeting, and (2) the approval of the holders of at least two-thirds of the shares of the outstanding Common Stock held by the Mutual Holding Company and the holders of the Public Bancorp Shares (the "Public Stockholders") (collectively, the "Stockholders") as of the Voting Record Date at a Special Meeting of Stockholders called for the purpose of considering the Plan (the "Stockholders' Meeting"). In addition, the Mutual Holding Company, Bancorp, Bancshares and the Bank (the "Primary Parties") have conditioned the consummation of the Conversion on the approval of the Plan by the holders of at least a majority of the votes cast, in person or by proxy, by the Public Stockholders at the Stockholders' Meeting. The Mutual Holding Company intends to vote its shares of Bancorp Common Stock, which amount to 53.37% of the outstanding shares at September 30, 1997, in favor of the Plan at the Stockholder's Meeting.

         The approval of the Plan by the OTS does not constitute any endorsement or recommendation of the Plan by the OTS. Further, final regulatory approval of the Plan or of the application to form a holding company, e.g. Bancshares, have

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


not yet been obtained. Such approval may require changes to the Plan. Any material change will require a resolicitation of member approval of the Plan.

         This Proxy Statement and related materials are first being mailed to Members on or about January___,1998.


                           PURCHASE RIGHTS OF MEMBERS

         Voting in favor of the Plan does not require or obligate you to purchase stock in the Offerings. Instead, Common Stock is being offered to Members of the Mutual Holding Company in a Subscription Offering by means of nontransferable subscription rights being granted in the following order of priority: (i) first priority to depositors of the Bank with account balances of $50 or more as of the close of business on July 31, 1996 (the "Eligible Account Holders"); (ii) second priority to the Employee Stock Ownership Plan of the Bank; (iii) third priority to the depositors of the Bank with account balances of $50 or more as of the close of business on December 31, 1997 (the "Supplemental Eligible Account Holders"); and (iv) fourth priority depositors of the Bank as of the Voting Record Date, other than Eligible Account Holders and Supplement Eligible Account Holders, and certain borrowers (collectively the "Members"). Therefore, while all Members will receive subscription rights, they will receive them in different priorities. Therefore, there is no assurance that an individual Member who is not an Eligible Account Holder will be able to purchase Bancshares Common Stock in the Subscription Offering.


                                     PROXIES

         The Board of Directors of the Mutual Holding Company is soliciting the proxy which accompanies this Proxy Statement for use at the Special Meeting. Each proxy solicited hereby, if properly executed, duly returned before the Special Meeting, and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting in accordance with the Member's instructions indicated thereon. If no contrary instructions are given on the proxy, the proxy, if signed, will be voted in favor of the Plan of Conversion and, if necessary, in favor of adjournment of the Special Meeting. If you do not return a proxy or vote at the meeting, it will have the same effect as a vote against the Plan of the Conversion. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the Special Meeting.

         Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Mutual Holding Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting.

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


         Proxies may be solicited by officers, directors and employees of the Mutual Holding Company personally, by telephone or further correspondence without additional compensation.

         Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts and Keogh trusts established at the Bank, the beneficiary may direct the trustee's vote on the Plan of Conversion by returning a completed proxy card to the Mutual Holding Company. For retirement accounts and Keogh trusts, if no proxy card is returned, the trustee will vote in favor of approval of the Plan of Conversion on behalf of such beneficiary.

         The Board of Directors urges you to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible, even if you do not intend to purchase Conversion Stock. This will ensure that your vote will be counted.


                             ADJOURNMENT OF MEETING

         In the event there are not sufficient votes to approve the Plan at the Special Meeting, the Plan cannot be approved unless the Special Meeting is adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by the Mutual Holding Company at the time of the Special Meeting to be voted for such adjournment, if necessary, the Mutual Holding Company has submitted, as a separate proposal, the question of adjournment, under such circumstances, to its Members as a separate matter for their consideration. The Board of Directors recommends that Members vote their proxies in favor of such adjournment under this proposal so that their proxies may be used for such purposes in the event it should become necessary. If it is necessary to adjourn the Special Meeting and the adjournment is for a period of fewer than thirty (30) days, no notice of the time and place of the adjourned meeting or of the business to be transacted at the adjourned meeting is required to be given to Members other than an announcement of such at the Special Meeting. Approval of adjournment, if necessary, requires the affirmative vote by the majority of votes represented at the Special Meeting and entitled to vote.

         The Board of Directors recommends that shareholders vote FOR the adjournment of the Special Meeting.


                    INCORPORATION OF INFORMATION BY REFERENCE

         The accompanying Prospectus of Bancshares is incorporated herein by reference. The Prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by the Company under the caption "THE CONVERSION AND REORGANIZATION." Such caption also describes the effects of the Conversion on the stockholders of Bancorp and the members of the Mutual Holding

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

Company, including the tax consequences of the Conversion and the establishment of a liquidation account for the benefit of certain depositors of Harbor Federal Savings Bank.

         Information regarding Bancshares, Bancorp, the Bank and the Mutual Holding Company are set forth in the Prospectus under the captions "Harbor
Florida Bancshares, Inc.," "Harbor Florida Bancorp, Inc.," "Harbor Federal Savings Bank" and "Harbor Financial M.H.C.," respectively, as well as under the caption "Summary." The Prospectus also describes the business and financial condition of the Bank under the captions "Business of the Bank" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The historical financial statements of Bancorp and the Bank are included in the Prospectus. Information regarding the use of proceeds of the Offerings conducted in connection with the Conversion, the historical capitalization of the Bank and the pro forma capitalization of Bancshares, and other pro forma data are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization" and "Pro Forma Data," respectively.

         The Prospectus sets forth certain information as to the Bancorp Common Stock beneficially owned by (i) the only persons or entities who or which were known to Bancorp to be the beneficial owner of more than 5% of the issued and outstanding Bancorp Common Stock, (ii) the directors and executive officers of Bancorp , and (iii) all directors and executive officers of Bancorp as a group. See "Beneficial Ownership of Capital Stock" in the Prospectus.


                              REVIEW OF OTS ACTION

         Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. ss. 563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

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

                            REGISTRATION REQUIREMENTS

         The Common Stock will be registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"). In connection with the Conversion, Bancshares has agreed not to deregister such shares for a period of three years following the Conversion. The proxy rules, tender offer rules, insider reporting requirements and trading restrictions, annual and periodic reporting and other requirements of the Exchange Act are applicable to Bancorp. Bancorp will continue to furnish its stockholders with annual reports containing audited financial statements as promptly as practicable after the end of each fiscal year.


                      HOW TO OBTAIN ADDITIONAL INFORMATION

         A copy of the Plan of Conversion is attached hereto as Exhibit A. You may obtain a copy of the Certificate of Incorporation and Bylaws of Bancshares from any office of the Bank or in writing from the Mutual Holding Company. Any such requests should be directed to Harbor Financial M.H.C., 100 S. Second Street, Fort Pierce, Florida 34950, Attention: Secretary. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by the Mutual Holding Company by January ___, 1998.


                              AVAILABLE INFORMATION

         The Mutual Holding Company has filed with the OTS an Application for Conversion pursuant to which it will reorganize in accordance with the terms of the Plan. This Proxy Statement and the Prospectus omit certain information contained in such Application. The Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the OTS located at 10 Exchange Place, 18th Floor, Jersey City, New Jersey 07302.

         The Company has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-1 (File No. 333-37275) ("Registration Statement") under the Securities Act of 1933, as amended, with respect to the Conversion Stock and Exchange Shares being offered in the Offerings. This Proxy Statement and the Prospectus do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. The SEC maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants such as Harbor Florida that file electronically with the SEC. The address of such site is: http://www.sec.gov. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement describe all material provisions of such contracts or

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other  documents.   Nevertheless,  such  statements  are,  of  necessity,  brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.


                            ------------------------

         PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE SPECIAL MEETING.

                            ------------------------


         THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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                                    EXHIBIT A




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